Exhibit 99.1

Toast Announces Leadership Transition

Aman Narang, Co-Founder and COO, to become CEO effective January 1, 2024

Current CEO Chris Comparato to remain on Board upon Narang’s appointment

BOSTON, MA—September 5, 2023—Toast (NYSE: TOST), the all-in-one digital technology platform built for restaurants, today announced the appointment of Aman Narang as CEO, effective January 1, 2024. Narang has served as Toast’s Co-President since December 2012 and Chief Operating Officer since June 2021. He will take over as CEO from Chris Comparato, who has served as the company’s CEO since February 2015, leading Toast through a remarkable period of growth with a focus on profitability and operational excellence. Both Comparato and Narang will remain on the Board.

Since co-founding the company in his basement in 2011 alongside Steve Fredette and Jonathan Grimm, Narang has been in instrumental leadership roles across the company as it scaled. Responsible for Sales, Marketing, and Business Development in Toast’s early years, his role expanded over time to include the Customer Success organization, the Fintech line of business, Operations, and other critical functions and key initiatives. Prior to Toast, Narang worked in product management at Endeca, now part of Oracle. He holds BS and MS degrees in computer science from the Massachusetts Institute of Technology.

“Aman is the ideal choice to lead Toast into its next era of growth,” said Chris Comparato, CEO of Toast. “Aman knows Toast better than anyone, he knows the restaurant community, he is passionate about our customers, and he has the right ‘recipe’ of experience and a growth mindset. I have worked side-by-side with Aman since I joined Toast in 2015 and I am delighted to be transitioning the CEO role to him and continuing to support Toast as a board member.”

During Comparato’s tenure as CEO, notable achievements include: growing Toast’s customer base to approximately 93,000 restaurant locations1; taking the company public in 2021; growing from 50 to 4500 employees globally2; exceeding $1B in ARR3; transforming Toast into a multi-product company; expanding into the enterprise segment and international markets; and navigating the COVID-19 pandemic.

[1]	As of June 30, 2023.
[2]	As of December 31, 2022.
[3]	As of June 30, 2023.

“The Board extends its deepest gratitude to Chris for his nine years of leadership and results during a transformational time for Toast,” said Mark Hawkins, Lead Independent Director and Former President and CFO of Salesforce. “After a thoughtful succession planning process, the Board is confident that Aman is the leader who will continue to propel Toast forward. He will be a dynamic, focused founder-CEO surrounded by an outstanding team and we look forward to working with him in this new capacity.” Effective January 1, 2024, Hawkins will become Chair of the Toast Board of Directors.

“Chris has led Toast through an incredible period of growth, and I have deeply valued his mentorship and friendship as we built Toast into the industry leader it is today,” said Aman Narang, COO and Co-Founder o. “The past decade since we founded Toast has been such a remarkable journey. I am honored and excited to accept the responsibility of CEO. It is an exciting time to be part of the restaurant community and I am grateful and ready for the opportunity to serve it and our Toast employees as we continue to deliver on our mission to help the industry thrive.”

About Toast

Toast [NYSE: TOST] is a cloud-based, all-in-one digital technology platform purpose-built for the entire restaurant community. Toast provides a single platform of software as a service (SaaS) products and financial technology solutions that give restaurants everything they need to run their business across point of sale, operations, digital ordering and delivery, marketing and loyalty, and team management. By serving as the restaurant operating system across dine-in, takeout, and delivery channels, Toast helps restaurants streamline operations, increase revenue, and deliver amazing guest experiences. For more information, visit www.toasttab.com.

FORWARD LOOKING STATEMENT

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Toast or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent the beliefs of Toast and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Toast’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about Toast’s future financial performance, operating results and business strategy; and Toast’s leadership transition plan. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Toast’s filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ in Toast’s Annual Report on Form 10-K for the year ended December 31, 2022, Toast’s Quarterly Report on Form 10-Q for the three months ended June 30, 2023, and Toast’s subsequent SEC filings. Toast can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to Toast as of the date hereof, and Toast disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Toast’s views as of any date subsequent to the date of this press release.

TOST-CORP

Media: media@toasttab.com

Investors: IR@toasttab.com

Source: Toast, Inc.